Exhibit 10.13










        THE READER'S DIGEST EXECUTIVE RETIREMENT PLAN






               (Effective As of July 1, 1992)

   (As amended by Amendment No. 1, effective July 8, 1994)


                      TABLE OF CONTENTS

ITEM                                    ARTICLE        PAGE

DEFINITIONS                                1            1

ELIGIBILITY AND PARTICIPATION              2            4

TERMINATION OF EMPLOYMENT                  3            4

AMOUNT OF RETIREMENT INCOME BENEFIT        4            5

MODES AND TIME OF BENEFIT PAYMENT          5            6

DEATH BENEFIT                              6            7

MEDICAL BENEFITS                           7            8

GENERAL PROVISIONS                         8            9

        The Reader's Digest Executive Retirement Plan


     Effective as of July 1, 1992, The Reader's Digest
Executive Retirement Plan has been adopted by the Board of Directors of The Reader's Digest Association, Inc. to read as follows:


                          ARTICLE 1

                         Definitions

     The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:


BENEFICIARY:        The person or persons (including a trust
                    or estate) who are entitled to receive
                    any benefits under the Plan by reason of the death of a Participant.

BOARD:              The Board of Directors of The Reader's
                    Digest Association, Inc.

COMPANY: The Reader's Digest Association, Inc. or any successor corporation by merger, purchase, consolidation or otherwise.

COMPENSATION        The compensation committee appointed by
                    the Board.
COMMITTEE:

EARLY RETIREMENT    The first day of any month coincident
DATE:               with or subsequent to a Participant's
                    (i) attainment of age fifty-five (55)
                    and (ii) completion of Periods of
                    Service plus attainment of an age which, when added together, equal or exceed sixty-five (65).

EMPLOYER:           The Company and any subsidiary of the
                    Company which, with the approval of the
                    Board and subject to such conditions as
                    the Board may impose, adopts this Plan,
                    and any successor or successors of any
                    of them.  For purposes of this Plan, a
                    subsidiary shall include any corporation at least fifty-one percent (51%) of the voting stock of which is owned by the Company or its stockholders or by one or more corporations fifty-one percent
                    (51%) of the voting stock of which is
                    owned by the Company or its
                    stockholders.

EXCESS PLAN:        The Excess Benefit Retirement Plan of
                    The Reader's Digest Association, Inc.,
                    effective January 1, 1976 as may be
                    amended and restated from time to time.

EXCESS PLAN         The benefit under the Excess Plan
BENEFIT             expressed as a single life annuity for
                    the life of the Participant calculated
                    as of the Participant's benefit
                    commencement date under the Plan.

MANAGEMENT          Any compensation award under The
INCENTIVE BONUS:    Reader's Digest Association, Inc.
                    Management Incentive Compensation Plan,
                    effective as of July 1, 1989 as may be
                    amended and restated from time to time.

NORMAL              The first day of the month coincident
RETIREMENT DATE:    with or next following a Participant's
                    65th birthday.

PLAN:               The Reader's Digest Executive Retirement
                    Plan, effective July 1, 1992 as may be
                    amended and restated from time to time.

PARTICIPANT:        An individual who participates in the
                    Plan in accordance with the terms
                    herein.

POSTPONED           The first day of the month coincident
RETIREMENT DATE:    with or next following a Participant's
                    termination of employment after his
                    Normal Retirement Date.

PROFIT SHARING      The Reader's Digest Employees Profit-
PLAN:               Sharing Plan, effective January 1, 1963
                    and as restated as of July 1, 1992 and
                    as may be further amended and restated
                    from time to time.

PROFIT SHARING      Beginning with the fiscal year PLAN
BENEFIT:            commencing on July 1, 1989 and for each
                    fiscal year thereafter, the sum of (1)
                    the amount of employer contributions
                    under the Profit Sharing Plan allocated
                    to the Participant which exceeds 6% of
                    the sum of the Participant's (i) annual
                    base salary and (ii) Management
                    Incentive Bonus and (2) the amount in
                    (1) above multiplied by 8% per year for
                    each year prior to the Participant's
                    benefit commencement date under the
                    Plan, expressed as a single life annuity for the life of the Participant based on an 8% interest rate and the PBGC mortality tables for healthy males calculated as of the Participant's benefit commencement date under the
                    Plan.

RETIREMENT INCOME   The retirement benefits payable to
BENEFIT:            Participants and their joint or
                    contingent annuitants and Beneficiaries
                    in accordance with the applicable
                    provisions of this Plan.

RETIREMENT PLAN:    The Reader's Digest Association, Inc.
                    Retirement Plan or QSP, Inc. Retirement
                    Plan, as restated as of July 1, 1992 and as such plans may be further amended and restated from time to time.

RETIREMENT PLAN     The benefit payable to the Participant
BENEFIT:            under the Retirement Plan expressed as a
                    single life annuity for the life of the
                    Participant calculated as of the
                    Participant's benefit commencement date
                    under the Plan.

RETIREMENT SALARY:  The average annual regular or basic
                    salary of a Participant and Management
                    Incentive Bonus including all amounts
                    contributed by the Employer on behalf of the Participant under a cafeteria plan as described in Section 125 of the Internal Revenue Code of 1986, as amended (the "Code"), but excluding severance pay, bonuses which are not Management Incentive Bonuses, contributions made under any other deferred compensation plan on behalf of a Participant or other extra compensation, during the three consecutive years in the last ten years of employment which are counted under the Retirement Plan (or fewer, if applicable) which provides the highest such average. For purposes of this definition, the Management Incentive Bonus shall be determined by reference to amounts payable with respect to the same period for which the annual regular or basic salary is determined.

SERP AGREEMENT:     The Supplemental Retirement Benefit
                    Agreements as pertaining to individual
                    Participants.

SERP AGREEMENT      The retirement benefit payable in the
BENEFIT:            form of a 15 year certain annuity
                    calculated as of the Participant's
                    benefit commencement date specified in
                    the SERP Agreement, reduced by the
                    annual benefit which would be payable in the form of a 15 year certain annuity calculated as of the Participant's benefit commencement date under the Plan and which is attributable solely to employee contributions using an annual interest assumption of 8%.

SPOUSE: The spouse of a Participant who is legally married to the Participant on the earlier of (i) the date of the Participant's death, or (ii) the Participant's benefit commencement date.

     All terms not defined herein shall have the same meanings as set forth in the Retirement Plan.


                          ARTICLE 2

                Eligibility and Participation

     Section 2.1    Unless otherwise determined by the Board

or the Compensation Committee, eligibility to participate in the Plan shall be determined from time to time by the Senior

Vice President, Human Resources, with the approval of the

Chief Executive Officer, in their discretion, but shall be

limited to senior officers, senior management and other key

employees of an Employer.  Each Employee who has been

designated to participate in the Plan shall commence

participation on the date of his designation.

     Section 2.2    When an Employee first becomes a

Participant in the Plan, the Senior Vice President, Human

Resources may notify him promptly of that fact and of his

rights hereunder.



                          ARTICLE 3

                  Termination of Employment


     Section 3.1    If a Participant's employment with the

Employer is terminated prior to his Early Retirement Date

other than by reason of death, no benefits shall be provided hereunder.

     Section 3.2    If a Participant's employment with the

Employer is terminated on or after his Normal Retirement

Date, he shall be entitled to the benefits under the Plan.

If a Participant's employment with the Employer is

terminated on or after his Early Retirement Date but before

his Normal Retirement Date, he shall be entitled to the

benefits under the Plan only with the consent of the

Compensation Committee.

     Section 3.3    If a Participant's employment with the

Employer is terminated by reason of death, his Spouse shall

be entitled to the benefits under Article 6.



                          ARTICLE 4

             Amount of Retirement Income Benefit

     Section 4.1    Normal Retirement Benefit.  A

Participant's annual rate of Retirement Income Benefit in

the form of a single life annuity for the life of the

Participant commencing on his Normal Retirement Date shall

be equal to (1) (i) three percent (3%) of his Retirement

Salary multiplied by his years or fractions of years of

Credited Service for the first fifteen (15) years plus (ii)

one percent (1%) multiplied by his years or fractions of

years of Credited Service for each of the next twenty (20)

years, less (2) the sum of such Participant's (i) Retirement

Plan Benefit, (ii) Excess Plan Benefit, (iii) SERP Agreement

Benefit and (iv) Profit Sharing Plan Benefit.

     Section 4.2    Early Retirement Benefit.  A Participant

who retires before his Normal Retirement Date but on or

after his Early Retirement Date and who is otherwise

entitled to a benefit under the Plan may elect with the

consent of the Compensation Committee to receive the

Retirement Income Benefit described in this Article prior to his Normal Retirement Date.  The amounts under Section

4.1(1) shall be reduced by .4167 percent (.004167) for each

month by which the Participant's benefits commencement date

under this Plan precedes the Participant's attainment of age

62.

     Section 4.3    Postponed Retirement Benefit.  Any

Participant who continues in the employ of the Employer

after Normal Retirement Date shall not be entitled to

receive his Retirement Income Benefit until he actually

retires.  A Participant who continues in the employ of the

Employer beyond the Normal Retirement Date shall have his

Retirement Income Benefit determined by counting all years

or fractions of years of Credited Service and for purposes

of determining the Retirement Salary of such Participant all periods of employment with the Employer shall be taken into

account.



                          ARTICLE 5

              Modes and Time of Benefit Payment

     Section 5.1    If a Participant or Beneficiary is

entitled to a benefit hereunder, the Compensation Committee

shall in its sole discretion determine to pay to such

Participant a series of payments in one of the forms of

payment permitted under Article 6 of the Retirement Plan

(excluding any lump sum payment option, except as described

herein), with the payments under the selected form having an aggregate value actuarially equivalent to such amount

payable under Article 4 of this Plan, based on the actuarial equivalent factors as defined in the Retirement Plan.  The

Compensation Committee shall in its sole discretion

determine when such payments shall commence; provided,

however, that in no event shall benefits hereunder commence

later than one year after the Participant terminates

employment with the Employer after attainment of Normal

Retirement Date or Postponed Retirement Date.

Notwithstanding the foregoing, the Compensation Committee

may, in its sole discretion, accelerate the remaining unpaid portion of such payments into one or more payments having in the aggregate an equivalent actuarial value, based on the

PBGC mortality tables for healthy males and one hundred

twenty (120) percent of the PBGC immediate interest rate

then in effect.  If a Participant who is receiving a

Retirement Income Benefit or who has previously received a

Retirement Income Benefit shall return to the employ of the

Employer as an Employee and such employment is substantial,

the Retirement Income Benefit shall cease for as long as he

continues to be so employed.  Upon a subsequent termination

of employment with the Employer, the Retirement Income

Benefit of such Employee shall be recomputed based on his

Retirement Salary and years or fraction of years of Credited

Service prior and subsequent to his re-employment date and

reduced by the Retirement Income Benefit previously received by him.  In determining such previously received benefit,

equivalent actuarial value shall be based on the PBGC

mortality tables for healthy males and one hundred twenty

(120) percent of the PBGC immediate interest rate then in

effect.  For purposes of this Article, an Employee's

employment with the Employer shall be substantial if he

renders forty (40) or more Hours of Service (except for

Hours of Service credited as a result of back pay) in a

calendar month.



                          ARTICLE 6

                        Death Benefit

     Section 6.1    In the event of a married Participant's

death while in the employ of the Employer prior to his

benefit commencement date under the Plan after attainment of age fifty-five (55) and the completion of a five-year Period of Service (without regard to any break-in-service rules

applicable under the Retirement Plan), his Spouse shall

receive, commencing on the first working day of the month

following the Participant's death, the benefit under the

Plan in the form and amount such Spouse would otherwise have received under the 50% qualified joint and survivor annuity

form if the Participant had terminated employment with the

Employer on the day before his death and had been entitled

to benefits under the Plan at the time of termination in the form of a 50% qualified joint and survivor annuity.

     Section 6.2    In the event of a Participant's death

after benefits under the Plan have commenced, his

Beneficiary shall receive any amounts provided under the

form of payment under which the Participant was receiving

such benefits at the time of his death.



                          ARTICLE 7

                      Medical Benefits


     Section 7.1    If any Participant terminates employment

with the Employer on or after his Early Retirement Date,

such Participant and his Spouse with the consent of the

Compensation Committee shall be eligible to receive the

benefits provided under The Reader's Digest Association,

Inc. Medical and Dental Expense Plan for Retirees and

Disabled Individuals (the "Retiree Health Plan") as if the

Participant had met the eligibility requirements under such

plan, provided that the Participant or Spouse makes the

contributions required under such plan.

     Section 7.2    If a married Participant dies while in

the employ of the Employer prior to his benefit commencement date under the Plan after attaining age fifty-five (55) and

the completion of a five-year Period of Service (without

regard to any break-in-service rules applicable under the

Retirement Plan), his Spouse shall be eligible to receive

the benefits provided under the Retiree Health Plan as if

the Participant had retired prior to his death having

satisfied the eligibility requirements of such plan,

provided that such Spouse makes the contributions required

under such plan.

     Section 7.3    If a married Participant dies following

the Participant's retirement from the Employer after

attaining his Early Retirement Date, his Spouse shall be

eligible to receive the benefits provided under the Retiree

Health Plan as if the Participant had retired prior to his

death having satisfied the eligibility requirements of such

plan, provided that such Spouse makes the contributions

required under such plan.



                          ARTICLE 8

                     General Provisions


     Section 8.1    The Employer shall only have a

contractual obligation to make payments to the Participant

or Beneficiary, as applicable, referred to herein when due,

and the amounts of such payments shall not be held in trust

for the Participant or Beneficiary, as applicable, but shall be paid from the general assets of the Employer.  This Plan

is intended to constitute an unfunded plan and no assets

shall be segregated or earmarked in respect of any amount

due hereunder.

     Section 8.2    Nothing contained herein shall confer

any right on a Participant to be continued in the employ of

the Company or any other Employer, or as a limitation of the right of the Company or Employer to discharge any

Participant with or without cause, nor shall anything herein affect the right of the Participant to participate in and

receive benefits under and in accordance with any pension,

profit sharing, incentive compensation or other benefit plan or program of any Employer.  Nothing herein shall be

construed as a contract of employment between the Employer

and any Participant.

     Section 8.3    This Plan shall be binding upon any

successor to or purchaser of substantially all the assets of the Company or an Employer with respect to such Employer's

Employees.  The Board reserves the right at any time and

from time to time to modify, amend or terminate in whole or

in part any or all of the provisions of the Plan.  Upon any

such termination of this Plan, the Company may in its sole

discretion accelerate payment of all benefits that are in

pay status on the date of termination and benefits to which

a Participant or Beneficiary, as applicable, would be

entitled under the terms of the Plan then in effect based on events which occur prior to the date of termination of the

Plan.  In no event, however, shall any modification,

amendment or plan termination by the Board deprive any

Participant or Beneficiary, as applicable, of any amount

which is payable to such person under the Plan by reason of

the Participant's attainment of age 65 or death prior to

such modification, termination or amendment.

     Section 8.4    No right or interest of a Participant or

Beneficiary, as applicable, under this Plan shall be subject to voluntary or involuntary alienation, assignment or

transfer of any kind.

     Section 8.5    The administration of this Plan and the

interpretation thereof, including the authority to decide

all questions that arise thereunder, shall be the

responsibility of the Compensation Committee or such other

person or entity as the Company shall designate.  The

decisions and interpretations of such administrator of the

Plan shall be final and binding upon each Employer that

shall have adopted this Plan, Employees of such Employers,

each Participant and his Beneficiary, and other interested

parties.

     Section 8.6    The Company shall have the right to

deduct from any payment to be made pursuant to this Plan any

Federal, state, local or other taxes required by law to be

withheld.

     Section 8.7    If any payment to be made under this

Plan is to be made on account of a Participant who was

employed by an Employer that shall have adopted this Plan,

other than the Company, the cost of such benefit payment

shall be borne by the Employer of the Employee.

     Section 8.8    This Plan shall be construed, regulated

and administered for all purposes according to the laws of

the State of New York and the United States.

     Section 8.9    No member of the Board, no Employee and

no member of the Compensation Committee (nor the

Compensation Committee itself) shall be liable for any act

or action hereunder, including acts of omission or

commission, by any other member or Employee or by any agent

to whom duties in connection with the administration of the

Plan have been delegated or, except in circumstances

involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

     Section 8.10   Wherever any words are used in this Plan

in the masculine gender they shall be construed as though

they were also used in the feminine gender in all cases

where they would so apply, and wherever any words are used

herein in the singular form they shall be construed as

though they were also used in the plural form in all cases

where they would so apply.

     Section 8.11   In the event any provision of this Plan,

if challenged, would be declared invalid, illegal or

unenforceable, such provision shall be construed and

enforced as if it had been more narrowly drawn so as not to

be illegal, invalid or unenforceable and the validity,

legality and enforceability of the remaining provisions

shall not be affected or impaired thereby.